UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 27, 2012

ECOTALITY, INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-50983	68-0515422
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Montgomery Street, Suite 2525
San Francisco, CA	94104
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 992-3000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 27, 2012, ECOtality Asia Pacific Ltd (“ECOtality Asia Pacific Ltd”), a Hong Kong limited liability company and a wholly owned subsidiary of ECOtality, Inc., a Nevada corporation (the “Registrant”), entered into an Equity Joint Venture Contract (the “JV Agreement”) with Changchun Eco-Power Technology Co., Ltd, a limited liability company registered with the Municipal Administration of Industry and Commerce, Changchun, Jilin Province, China (“Changchun EPT”).

The JV Agreement provides for the establishment of Tianjin Eco-Power Technology Co., Ltd (the “JV Company”), a joint venture entity to be owned 60% by Changchun EPT and 40% by ECOtality Asia Pacific Ltd. Under the terms of the JV Agreement, ECOtality Asia Pacific Ltd will contribute a license to certain of the Registrant’s technology, including patents, patent applications, know-how, inventions and trademarks (the “IP Assets”), which contribution will be valued by the parties at US$2,000,000. The Agreement allows the JV Company an exclusive license in the territory of China, excluding Hong Kong and Taiwan (the “Territory”), to use the IP Assets for all products, whether now existing or subsequently developed, that are used in charging, testing and manufacturing batteries, and providing electric vehicle infrastructure and consulting services for electric vehicle infrastructure (the “Products”).

The purpose of the JV Company is to (a) develop and manufacture the Products, (b) sell and distribute the Products to third parties in the Territory, (c) install, maintain and repair Products for end-users in the Territory, (d) provide technical consulting services to existing and potential end-users of the Products in the Territory, and (e) provide technical support to end-users of the Products in the Territory. The contemplated term of the JV Company is twenty (20) years.

Pursuant to the JV Agreement, Changchun EPT will contribute US$3,000,000 in cash and will also provide or arrange for a credit facility of up to US$2,000,000 to fund the operations of the JV Company as needed. ECOtality Asia Pacific Ltd has the right to appoint two of the five directors of the JV Company. A positive vote of four directors is required to approve certain significant and material matters for the JV Company, including annual operating plans and budgets. ECOtality Asia Pacific Ltd also has the right to appoint the deputy general manager of the JV Company.

The establishment of the JV Company is subject to the approval of Chinese government authorities. The Registrant is not able to predict how long it may take to obtain such approval, and whether or not such approval will be granted. Also, the value of ECOtality Asia Pacific Ltd’s in kind contribution of a license to the IP Assets must be verified by a Chinese valuation company. The Registrant is not able to predict whether the Chinese valuation company will verify that the value of the license equals or exceeds the value ascribed to the license by the parties to the JV Agreement.

The foregoing description of the terms and conditions of the JV Agreement is qualified in its entirety by the full text of the JV Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference. A copy of the press release issued by the Registrant on June 27, 2012 in connection with the JV Agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Name and/or Identification of Exhibit

10.1	Equity Joint Venture Contract, dated June 27, 2012, between ECOtality Asia Pacific Ltd and Changchun Eco Power Technology Co, Ltd
99.1	Press Release, dated June 27, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOTALITY, INC.

(Registrant)

Signature	Title	Date

/s/ Jonathan R. Read	President and CEO	June 28, 2012
Jonathan R. Read

/s/ H. Ravi Brar	Chief Financial Officer	June 28, 2012
H. Ravi Brar

EXHIBIT INDEX

Exhibit Number	Name and/or Identification of Exhibit

10.1	Equity Joint Venture Contract, dated June 27, 2012
99.1	Press Release, dated June 27, 2012